UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2014

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

World Acceptance Corporation, Inc. held its Annual Meeting of Shareholders on August 6, 2014. Of the 9,658,061 shares outstanding and entitled to vote, 9,103,671 shares were represented at the meeting, or a 94.26% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 - Election of Directors

Elected the following six individuals to the Board of Directors to serve as directors for a term of one year until the Annual Meeting of Shareholders in 2015, or until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
A. Alexander McLean III	8,341,148	179,490	—	583,033
James R. Gilreath	8,220,360	300,278	—	583,033
Charles D. Way	8,338,154	182,484	—	583,033
Ken R. Bramlett, Jr.	8,337,884	182,754	—	583,033
Scott J. Vassalluzzo	8,358,185	162,453	—	583,033
Darrell E. Whitaker	8,357,080	163,558	—	583,033

Proposal 2 — Ratification of Appointment of Independent Auditors

Ratified the selection of KPMG, LLP as independent auditors for the year ending March 31, 2015:

For	Against	Abstain	Broker Non-Votes
8,808,721	143,077	151,873	—

Proposal 3 — Approval, on an advisory basis, of the executive compensation of the Company

Approved, on an advisory basis, the executive compensation of the Company:

For	Against	Abstain	Broker Non-Votes
8,259,934	90,884	169,819	583,034

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014
World Acceptance Corporation

	By:	/s/ John L. Calmes Jr.
John L. Calmes Jr.
Vice President and Chief Financial Officer